Exhibit 5.1

July 30, 2018

KalVista Pharmaceuticals, Inc. 55 Cambridge Parkway Suite 901E Cambridge, MA 02142

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 filed by KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 30, 2018 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 431,706 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), that are subject to issuance by the Company upon the exercise of equity awards granted or to be granted under the Company’s 2017 Equity Incentive Plan (the “2017 EIP”).

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: the Company’s current Certificate of Incorporation and Bylaws, as amended (collectively, the “Charter Documents”), the 2017 EIP, the Registration Statement and the exhibits thereto; the prospectus prepared in connection with the Registration Statement (the “Prospectus”); certain corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board and the Company’s stockholders relating to adoption or approval of the Company Charter Documents, the 2017 EIP, the reservation of the Stock for sale and issuance, the filing of the Registration Statement and the registration of the Stock under the Securities Act and documents (including a certificate from the Company’s transfer agent) regarding the Company’s outstanding and reserved capital stock and other securities and such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company.  We have also assumed that any certificates or instruments representing the Stock, when issued, will be executed by the Company by officers of the Company duly authorized to do so.  In rendering our opinion, we have also relied upon a Certificate of Good Standing dated July 27, 2018 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in a Management Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Stock as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

Based upon, and subject to, the foregoing, it is our opinion that the 431,706 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of awards granted or to be granted under the 2017 EIP, when issued, sold and delivered in accordance with the 2017 EIP and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

Fenwick & West LLP